UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On July 16, 2018, Spero Therapeutics, Inc. (the “Company”) announced that it had been awarded a contract from the Biomedical Advanced Research and Development Authority (“BARDA”) of up to $44.2 million to develop SPR994 for complicated urinary tract infections (“cUTI”) and for assessment against biodefense pathogens. The award commits funding of $15.7 million over a three-year base period from July 1, 2018 to June 30, 2021 for cUTI development activities, including chemistry, manufacturing and controls (“CMC”), clinical microbiology, and in vitro/in vivo characterization. The balance of the award is subject to BARDA exercising two options. The exercise of the first option would entail funding of $13.6 million and is exercisable by BARDA subject to the Company achieving specified milestones related to, among other things, clinical progress and data. The exercise of the second option would entail funding of $14.9 million and is exercisable by BARDA subject to, among other things, satisfactory progress and results from the biodefense studies described below.

As part of the Company’s SPR994 collaboration with BARDA described above, there will be studies assessing the efficacy of SPR994 in treatment of infections caused by biodefense threats such as anthrax, plague, and melioidosis, including a possible clinical trial in pneumonia patients. The nonclinical biodefense studies will be conducted by USAMRIID under the direction of the Company. The Defense Threat Reduction Agency (“DTRA”) will provide up to $10.0 million in addition to the potential $44.2 million from BARDA, to cover the cost of the nonclinical biodefense aspects of the collaboration program. Specifically, DTRA will commit $1.25 million of initial funding, and up to an additional $8.75 million from 2018 to 2022 upon the achievement of specified milestones related to preclinical studies demonstrating a survival benefit at satisfactory dosing levels. While such funding would be for the purpose of developing SPR994 in those areas, we will not receive any funds from DTRA. Upon these achievements, BARDA may exercise its second option to fund a bronchoalveolar lavage study to demonstrate safety and lung exposure sufficient to support efficacy and a clinical trial in pneumonia patients to demonstrate safety and data suggestive of efficacy.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1     Press Release, dated July 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: July 16, 2018	By:	/s/ Joel Sendek
Joel Sendek
Chief Financial Officer and Treasurer